Exhibit 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report dated February 23, 1998, included in or made part of this Form 10-K, into International Specialty Products Inc.'s previously filed Registration Statements on Form S-8 File Nos. 33-54724, 33-92518, 33-94020 and 333-27505.


                                                             ARTHUR ANDERSEN LLP


Roseland, New Jersey
March 27, 1998